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                                                                   EXHIBIT (n)








                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholders of
 Van Kampen American Capital Senior Income Trust:


We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the heading "Experts" in the Prospectus.



                                                     /s/ KPMG Peat Marwick LLP


Chicago, Illinois
June 23, 1998